UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009 (November 30, 2009)

DIGITALGLOBE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 25, 2009, Yancey L. Spruill, Executive Vice President and Chief Financial Officer of DigitalGlobe, Inc. entered into a personal sales plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended and, on November 28, 2009, S. Scott Smith, Senior Vice President and Chief Operating Officer of DigitalGlobe did the same.

Mr. Spruill’s plan provides for the sale of up to 80,000 shares of common stock (all of which are issuable upon exercise of vested options), commencing on December 26, 2009 and continuing until the earlier of the date all of the shares have been sold and November 30, 2010. Mr. Smith’s plan provides for the sale of up to 16,000 shares of common stock (all of which are issuable upon exercise of vested options), commencing on December 29, 2009 and continuing until the earlier of the date all of the shares have been sold and June 27, 2010.

DigitalGlobe corporate policy allows personal stock trading plans so long as they comply with Rule 10b5-1. Other executives of DigitalGlobe may enter into similar plans in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2009	DIGITALGLOBE, INC.

By: /s/ Yancey L. Spruill
Name: Yancey L. Spruill
Title: Executive Vice President, Chief Financial Officer and Treasurer